BRITISH COLUMBIA
The Best Place on Earth

Ministry of Finance
BC Registry Services

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

RON TOWNSHEND
April 7, 2010

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: April 7, 2010 12:46 PM Pacific Time

Incorporation Number: **C0867178**

Recognition Date and Time: Continued into British Columbia on November 25, 2009 03:15 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

STELLAR BIOTECHNOLOGIES, INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
7936 LAKEFIELD DRIVE
BURNABY BC V5E 3W8
CANADA

Delivery Address:
7936 LAKEFIELD DRIVE
BURNABY BC V5E 3W8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
7936 LAKEFIELD DRIVE
BURNABY BC V5E 3W8
CANADA

Delivery Address:
7936 LAKEFIELD DRIVE
BURNABY BC V5E 3W8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
CATALANO, W. BENJAMIN

Mailing Address:	**Delivery Address:**
7936 LAKEFIELD DRIVE BURNABY BC V5E 3W8 CANADA	7936 LAKEFIELD DRIVE BURNABY BC V5E 3W8 CANADA

Last Name, First Name, Middle Name:
JI, ALAN G.

Mailing Address:	**Delivery Address:**
2166 CHISIN STREET SAN JOSE CA 95121 UNITED STATES	2166 CHISIN STREET SAN JOSE CA 95121 UNITED STATES

Last Name, First Name, Middle Name:
BROOKSTEIN, DARRELL

Mailing Address:	**Delivery Address:**
3833 CHIPPEWA CT. SAN DIEGO CA 92117 UNITED STATES	3833 CHIPPEWA CT. SAN DIEGO CA 92117 UNITED STATES

Last Name, First Name, Middle Name:
WOODWARD, MARTIN J.C.

Mailing Address:	**Delivery Address:**
935 SHAVINGTON STREET NORTH VANCOUVER BC V7L 1K6 CANADA	935 SHAVINGTON STREET NORTH VANCOUVER BC V7L 1K6 CANADA

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached